Exhibit 99.1

Protolabs Reports First Quarter 2019 Financial Results

Revenue of $113.5 million, an increase of 5% over Q1 2018

Unique Product Developers served increased 9% over Q1 2018

MAPLE PLAIN, Minn. – April 25, 2019 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights include:

●	Revenue for the first quarter of 2019 was $113.5 million, representing a 5.3 percent increase over revenue of $107.7 million for the first quarter of 2018.
●

The number of unique product developers and engineers served through our web-based customer interface totaled 20,573 in the first quarter of 2019, an increase of 9.3 percent over the first quarter of 2018.

●	Net income for the first quarter of 2019 was $15.5 million, or $0.57 per diluted share.
●	Non-GAAP net income was $18.8 million, or $0.69 per diluted share. See “Non-GAAP Financial Measures” below.

“Protolabs reported another quarter of top-line growth with record revenue in our 3D printing and injection molding services,” said Vicki Holt, President and Chief Executive Officer. “We had strong growth in Europe and Japan; however, we had some challenges with our sheet metal service and expanded CNC offering acquired with the Rapid Manufacturing transaction.”

Additional First Quarter 2019 highlights include:

●	Gross margin was 51.9 percent of revenue for the first quarter of 2019, compared with 53.7 percent for the first quarter of 2018.
●	GAAP operating margin was 17.1 percent of revenue for the first quarter of 2019, compared to 20.2 percent for the first quarter of 2018.
●	Non-GAAP operating margin was 20.6 percent of revenue for the first quarter of 2019, compared to 23.0 percent for the first quarter of 2018. See “Non-GAAP Financial Measures” below.
●	Adjusted EBITDA was $29.8 million, or 26.3%, of revenue for the first quarter of 2019.
●	The Company repurchased $17.3 million, or 157,716 shares, of common stock.
●	Cash and investments balance was $138.7 million at March 31, 2019.
●	Recognized by the National Association of Manufacturers for outstanding achievement in engineering and production technology.
●	Announced partnership with Wohlers and Associates to offer a new immersive course on Design for Additive Manufacturing.

“In the first quarter of 2019, the headwinds described in our Q1 outlook were greater than anticipated, including a decline in our acquired services,” said John Way, Chief Financial Officer. “The organization is focused on actions to improve the performance of this business, delivering differentiated services to our customers.”

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA, adjusted for stock-based compensation expense and unrealized loss on foreign currency (collectively, “EBITDA and Adjusted EBITDA”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and unrealized loss on foreign currency (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, operating margin, revenue growth and EBITDA, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter 2019 financial results and second quarter outlook today, April 25, 2019 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. start time. No participant code is required. A presentation containing information on the company’s first quarter financial results and second quarter outlook will be available prior to the call. A simultaneous webcast of the call and slide presentation will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/m6/p/25uxfqee. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Protolabs
Sarah Ekenberg, 763-479-7560

Marketing Manager, PR & Media

sarah.ekenberg@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$85,350	$85,046
Short-term marketable securities	35,045	46,750
Accounts receivable, net	61,535	59,155
Inventory	9,356	10,087
Income taxes receivable	2,852	5,757
Prepaid expenses and other current assets	8,613	8,567
Total current assets	202,751	215,362

Property and equipment, net	234,211	228,001
Goodwill	128,752	128,752
Other intangible assets, net	18,979	19,850
Long-term marketable securities	18,262	23,579
Operating lease assets	11,965	-
Other long-term assets	3,676	3,441
Total assets	$618,596	$618,985

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$16,672	$17,411
Accrued compensation	10,129	18,130
Accrued liabilities and other	11,027	16,702
Current operating lease liabilities	3,021	-
Income taxes payable	594	491
Total current liabilities	41,443	52,734

Long-term operating lease liabilities	9,107	-
Long-term deferred tax liabilities	20,549	20,162
Other long-term liabilities	4,702	4,592

Shareholders' equity	542,795	541,497
Total liabilities and shareholders' equity	$618,596	$618,985

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue
Injection Molding	$55,311	$51,343
CNC Machining	37,872	36,731
3D Printing	14,480	12,325
Sheet Metal	5,025	6,241
Other	764	1,105
Total revenue	113,452	107,745

Cost of revenue	54,592	49,837
Gross profit	58,860	57,908

Operating expenses
Marketing and sales	18,577	16,572
Research and development	8,013	6,665
General and administrative	12,822	12,943
Total operating expenses	39,412	36,180
Income from operations	19,448	21,728
Other income, net	213	178
Income before income taxes	19,661	21,906
Provision for income taxes	4,150	3,855
Net income	$15,511	$18,051

Net income per share:
Basic	$0.58	$0.67
Diluted	$0.57	$0.66

Shares used to compute net income per share:
Basic	26,963,366	26,879,388
Diluted	27,177,039	27,197,099

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating activities
Net income	$15,511	$18,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,439	6,259
Stock-based compensation expense	3,040	2,307
Deferred taxes	379	612
Amortization of held-to-maturity securities	16	163
Other	236	106
Changes in operating assets and liabilities	(8,619)	(1,353)
Net cash provided by operating activities	18,002	26,145

Investing activities
Purchases of property, equipment and other capital assets	(12,735)	(25,513)
Cash used for acquisitions, net of cash acquired	-	(90)
Purchases of other assets and investments	(4,000)	-
Purchases of marketable securities	-	(3,389)
Proceeds from maturities of marketable securities	17,006	13,551
Net cash provided by (used in) investing activities	271	(15,441)

Financing activities
Payments on debt	-	(5,000)
Proceeds from exercises of stock options and other	174	2,880
Purchases of shares withheld for tax obligations	(594)	(628)
Repurchases of common stock	(17,309)	-
Net cash used in financing activities	(17,729)	(2,748)
Effect of exchange rate changes on cash and cash equivalents	(240)	432
Net increase in cash and cash equivalents	304	8,388
Cash and cash equivalents, beginning of period	85,046	36,707
Cash and cash equivalents, end of period	$85,350	$45,095

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense and unrealized loss on foreign currency
GAAP net income	$15,511	$18,051
Add back:
Stock-based compensation expense	3,040	2,307
Amortization expense	871	764
Unrealized loss on foreign currency	247	156
Total adjustments [1]	4,158	3,227
Income tax benefits on adjustments [2]	(919)	(2,043)
Non-GAAP net income	$18,750	$19,235

Non-GAAP net income per share:
Basic	$0.70	$0.72
Diluted	$0.69	$0.71

Shares used to compute non-GAAP net income per share:
Basic	26,963,366	26,879,388
Diluted	27,177,039	27,197,099

[1] Stock-based compensation expense, amortization expense and unrealized loss on foreign currency were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended
	March 31,
	2019	2018

Cost of revenue	$733	$287

Marketing and sales	549	377
Research and development	423	314
General and administrative	2,206	2,093
Total operating expenses	3,178	2,784

Other income, net	247	156
Total adjustments	$4,158	$3,227

[2] For the three-month periods ended March 31, 2019 and 2018, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$113,452	$107,745
Income from operations	19,448	21,728
GAAP operating margin	17.1%	20.2%
Add back:
Stock-based compensation expense	3,040	2,307
Amortization expense	871	764
Total adjustments	3,911	3,071
Non-GAAP income from operations	$23,359	$24,799
Non-GAAP operating margin	20.6%	23.0%

Proto Labs, Inc.
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP net income	$15,511	$18,051
Amortization expense	871	764
Depreciation expense	6,568	5,495
Interest income, net	(581)	(266)
Tax expense	4,150	3,855
EBITDA	26,519	27,899
Add back:
Stock-based compensation expense	3,040	2,307
Unrealized loss on foreign currency	247	156
Total adjustments	3,287	2,463
Adjusted EBITDA	$29,806	$30,362

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$87,811	$-	$87,811	$84,167	4.3%	4.3%
Europe	21,254	1,634	22,888	19,945	6.6%	14.8%
Japan	4,387	88	4,475	3,633	20.8%	23.2%
Total Revenue	$113,452	$1,722	$115,174	$107,745	5.3%	6.9%

[1] Revenue for the three-month period ended March 31, 2019 has been recalculated using 2018 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue for the three-month period ended March 31, 2018 to GAAP revenue for the three-month period ended March 31, 2019.

[3] This column presents the percentage change from GAAP revenue for the three-month period ended March 31, 2018 to non-GAAP revenue for the three-month period ended March 31, 2019 (as recalculated using the foreign currency exchange rates in effect during the three-month period ended March 31, 2018) in order to provide a constant-currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Unique product developers and engineers served	20,573	18,816